Exhibit 99.1
Investors & Reporters May Contact:
Matt Pettoni
VP of Finance & Treasurer
(770) 418-8219
ir@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
FOURTH QUARTER FINANCIAL RESULTS

Record fourth quarter EPS of $4.59 per diluted share,
up 103% over prior year quarter

Record full year EPS of $13.18, up 38% over prior year

Fourth quarter revenue increased 18% and gross profit increased 23% over prior year quarter

DULUTH, GA, February 2, 2021 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., reported net income for the fourth quarter 2020 of $89.1 million ($4.59 per diluted share). This compares to net income of $43.6 million ($2.26 per diluted share) in the prior year quarter, a 104% increase.

The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for our non-GAAP metrics included in the accompanying financial tables.

“The fourth quarter of 2020 was a pivotal period for us where we launched our online car buying platform Clicklane and also unveiled our five year strategic plan to reach $20 billion of revenue by 2025,” said David Hult, Asbury’s President and Chief Executive Officer. “On top of this, we posted the best quarterly results in our company’s history with adjusted earnings of $4.44 per share, up 76%.”

The Company reported adjusted net income (a non-GAAP measure) for the fourth quarter 2020 of $86.2 million ($4.44 per diluted share) compared to $48.9 million ($2.53 per diluted share) in the prior year quarter, a 76% increase.

Net income for the fourth quarter 2020 was adjusted for a $3.9 million pre-tax gain from a dealership divestiture ($0.15 per diluted share). Net income for the fourth quarter 2019 was adjusted for a $7.1 million pre-tax charge for franchise rights impairments ($0.27 per diluted share), a $0.6 million pre-tax charge for real estate related charges ($0.03 per diluted share), and a $0.6 million pre-tax gain from a legal settlement ($0.03 per diluted share).

The Company reported total revenue for the fourth quarter of $2.2 billion, up 18% from the prior year period; total revenue on a same-store basis was up 1% from the prior year period.

Fourth Quarter 2020 Operational Summary
Total company:
•Total revenue increased 18%; gross profit increased 23%
•Gross margin increased 80 basis points to 16.7%
•EPS increased 103%
•SG&A as a percentage of gross profit decreased 690 basis points to 61.4%
•Operating margin increased 180 basis points to 6.0%
•Adjusted EPS increased 76%

Same store (non-GAAP measure):
•Total revenue increased 1%; gross profit increased 4%
•Gross margin increased 60 basis points to 16.6%
•New vehicle revenue was flat; gross profit increased 40%
•Used vehicle retail revenue was flat; gross profit increased 10%
•Finance and insurance revenue and gross profit was flat
•Parts and service revenue decreased 4%; gross profit decreased 4%
•New gross profit per vehicle increased 49% to $2,385
•Used retail gross profit per vehicle increased 21% to $1,741
•Finance and insurance gross profit per vehicle increased 7% to $1,817

Strategic Highlights:
•Launched the innovative platform Clicklane, which is an evolution of Asbury's PushStart tool and allows for consumers to complete the entire car-buying transaction online within 15 minutes
•Unveiled a five-year strategic plan to reach $20 billion of revenue by 2025 (20% compound annual growth), expand operating margins, and grow EPS in excess of revenue growth
•Divested a Ford dealership with approximately $50 million in annual revenues
•Ended the quarter with total liquidity of $462 million and a pro forma net leverage ratio of 2.1x

For the full year 2020, the Company reported net income of $254.4 million ($13.18 per diluted share) compared to $184.4 million ($9.55 per diluted share) in the prior year period. Adjusted net income (a non-GAAP measure) for 2020 was $248.8 million ($12.90 per diluted share) compared to $182.5 million ($9.46 per diluted share) in the prior year period, a 36% increase in adjusted EPS.

Total revenue for the full year 2020 was $7.1 billion, down 1% from the prior year period; total revenue on a same-store basis was down 7% from the prior year period.

Additional commentary regarding the fourth quarter results will be provided during the earnings conference call on February 2, 2021 at 10:00 a.m. The conference call will be simulcast live on the internet and can be accessed at www.asburyauto.com. A replay will be available at these sites for 30 days.

In addition, a live audio of the call will be accessible to the public by calling (866) 248-8441 (domestic), or (323) 347-3278 (international); passcode – 1603957. Callers should dial in approximately 5 to 10 minutes before the call begins.
A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode – 1603957.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. ("Asbury"), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. Asbury currently operates 91 dealerships, consisting of 112 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates 25 collision repair centers. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, expectations, projections regarding the expected benefits of Clicklane, management's plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, our financial position, results of operations, market position, capital allocation strategy, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including the impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; our ability to improve our margins; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of any pending and future acquisitions and divestitures; future return targets; future annual savings; general economic trends, including consumer confidence levels, interest rates, and fuel prices; and automotive retail industry trends. The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: the impact of the COVID-19 pandemic, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its technology initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, including its ability to realize the expected benefits of the acquisition of the Park Place dealership group, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These risks, uncertainties and other factors are disclosed in Asbury's Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2020	2019
REVENUE:
New vehicle	$1,225.6	$1,039.4	$186.2	18%
Used vehicle:
Retail	564.0	491.5	72.5	15%
Wholesale	95.3	49.7	45.6	92%
Total used vehicle	659.3	541.2	118.1	22%
Parts and service	261.8	229.7	32.1	14%
Finance and insurance, net	87.3	83.7	3.6	4%
TOTAL REVENUE	2,234.0	1,894.0	340.0	18%
GROSS PROFIT:
New vehicle	82.9	44.7	38.2	85%
Used vehicle:
Retail	39.2	30.9	8.3	27%
Wholesale	0.4	0.4	—	—%
Total used vehicle	39.6	31.3	8.3	27%
Parts and service	162.5	141.9	20.6	15%
Finance and insurance, net	87.3	83.7	3.6	4%
TOTAL GROSS PROFIT	372.3	301.6	70.7	23%
OPERATING EXPENSES:
Selling, general and administrative	228.5	206.1	22.4	11%
Depreciation and amortization	9.5	9.5	—	—%
Franchise rights impairment	—	7.1	(7.1)	(100)%
Other operating (income) expense, net	(0.2)	(0.2)	—	—%
INCOME FROM OPERATIONS	134.5	79.1	55.4	70%
OTHER EXPENSES (INCOME):
Floor plan interest expense	3.6	8.2	(4.6)	(56)%
Other interest expense, net	15.0	13.7	1.3	9%
Gain on dealership divestitures, net	(3.9)	—	(3.9)	—%
Total other expenses, net	14.7	21.9	(7.2)	(33)%
INCOME BEFORE INCOME TAXES	119.8	57.2	62.6	109%
Income tax expense	30.7	13.6	17.1	126%
NET INCOME	$89.1	$43.6	$45.5	104%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$4.64	$2.28	$2.36	104%
Diluted—
Net income	$4.59	$2.26	$2.33	103%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.2	19.1	0.1
Restricted stock	0.1	0.1	—
Performance share units	0.1	0.1	—
Diluted	19.4	19.3	0.1
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2020	2019
Unit sales
New vehicle:
Luxury	9,751	7,055	2,696	38%
Import	14,315	15,723	(1,408)	(9)%
Domestic	4,507	4,829	(322)	(7)%
Total new vehicle	28,573	27,607	966	3%
Used vehicle retail	21,386	22,272	(886)	(4)%
Used to new ratio	74.8%	80.7%	(590) bps
Average selling price
New vehicle	$42,894	$37,650	$5,244	14%
Used vehicle retail	26,372	22,068	4,304	20%
Average gross profit per unit
New vehicle:
Luxury	$5,292	$3,586	$1,706	48%
Import	1,202	674	528	78%
Domestic	3,128	1,822	1,306	72%
Total new vehicle	2,901	1,619	1,282	79%
Used vehicle retail	1,833	1,387	446	32%
Finance and insurance, net	1,747	1,678	69	4%
Front end yield (1)	4,191	3,194	997	31%
Gross margin
New vehicle:
Luxury	8.8%	6.5%	230 bps
Import	3.9%	2.3%	160 bps
Domestic	6.9%	4.4%	250 bps
Total new vehicle	6.8%	4.3%	250 bps
Used vehicle retail	7.0%	6.3%	70 bps
Parts and service	62.1%	61.8%	30 bps
Total gross profit margin	16.7%	15.9%	80 bps
SG&A metrics
Rent expense	$11.4	$6.8	$4.6	68%
SG&A as a percentage of gross profit	61.4%	68.3%	(690) bps
SG&A, excluding rent expense as a percentage of gross profit	58.3%	66.1%	(780) bps
Operating metrics
Income from operations as a percentage of revenue	6.0%	4.2%	180 bps
Income from operations as a percentage of gross profit	36.1%	26.2%	990 bps
Adjusted income from operations as a percentage of revenue	6.0%	4.6%	140 bps
Adjusted income from operations as a percentage of gross profit	36.1%	28.6%	750 bps
Revenue mix
New vehicle	54.9%	54.9%
Used vehicle retail	25.2%	26.0%
Used vehicle wholesale	4.3%	2.6%
Parts and service	11.7%	12.1%
Finance and insurance	3.9%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	22.3%	14.8%
Used vehicle retail	10.6%	10.3%
Used vehicle wholesale	0.1%	0.1%
Parts and service	43.6%	47.0%
Finance and insurance	23.4%	27.8%
Total gross profit	100.0%	100.0%
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2020	2019
Revenue
New vehicle:
Luxury	$356.3	$375.1	$(18.8)	(5)%
Import	435.1	427.1	8.0	2%
Domestic	182.6	173.4	9.2	5%
Total new vehicle	974.0	975.6	(1.6)	—%
Used Vehicle:
Retail	452.3	450.2	2.1	—%
Wholesale	64.0	46.4	17.6	38%
Total used vehicle	516.3	496.6	19.7	4%
Parts and service	207.7	215.5	(7.8)	(4)%
Finance and insurance	78.2	78.3	(0.1)	—%
Total revenue	$1,776.2	$1,766.0	$10.2	1%

Gross profit
New vehicle:
Luxury	$28.5	$24.4	$4.1	17%
Import	17.4	10.0	7.4	74%
Domestic	12.5	7.3	5.2	71%
Total new vehicle	58.4	41.7	16.7	40%
Used Vehicle:
Retail	32.3	29.3	3.0	10%
Wholesale	(0.8)	0.7	(1.5)	NM
Total used vehicle	31.5	30.0	1.5	5%
Parts and service:
Customer pay	73.5	76.0	(2.5)	(3)%
Warranty	20.3	21.3	(1.0)	(5)%
Wholesale parts	5.4	5.7	(0.3)	(5)%
Parts and service, excluding reconditioning and preparation	99.2	103.0	(3.8)	(4)%
Reconditioning and preparation	28.3	30.1	(1.8)	(6)%
Total parts and service	127.5	133.1	(5.6)	(4)%
Finance and insurance	78.2	78.3	(0.1)	—%
Total gross profit	$295.6	$283.1	$12.5	4%

SG&A expense	$188.2	$194.3	$(6.1)	(3)%
SG&A expense as a percentage of gross profit	63.7%	68.6%	(490) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)		% Change
	2020	2019
Unit sales
New vehicle:
Luxury	6,146	6,792	(646)		(10)%
Import	14,287	14,932	(645)		(4)%
Domestic	4,058	4,247	(189)		(4)%
Total new vehicle	24,491	25,971	(1,480)		(6)%
Used vehicle retail	18,551	20,346	(1,795)		(9)%
Used to new ratio	75.7%	78.3%	(260) bps

Average selling price
New vehicle	$39,770	$37,565	$2,205		6%
Used vehicle retail	24,381	22,127	2,254		10%

Average gross profit per unit
New vehicle:
Luxury	$4,637	$3,592	$1,045		29%
Import	1,218	670	548		82%
Domestic	3,080	1,719	1,361		79%
Total new vehicle	2,385	1,606	779		49%
Used vehicle retail	1,741	1,440	301		21%
Finance and insurance, net	1,817	1,691	126		7%
Front end yield (1)	3,924	3,223	701		22%

Gross margin
New vehicle:
Luxury	8.0%	6.5%	150 bps
Import	4.0%	2.3%	170 bps
Domestic	6.8%	4.2%	260	bps
Total new vehicle	6.0%	4.3%	170 bps
Used vehicle retail	7.1%	6.5%	60	bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.8%	47.8%	— bps
Parts and service, including reconditioning and preparation	61.4%	61.8%	(40) bps
Total gross profit margin	16.6%	16.0%	60 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2020	2019
REVENUE:
New vehicle	$3,767.4	$3,863.3	$(95.9)	(2)%
Used vehicle:
Retail	1,930.0	1,941.3	(11.3)	(1)%
Wholesale	239.5	190.3	49.2	26%
Total used vehicle	2,169.5	2,131.6	37.9	2%
Parts and service	889.8	899.4	(9.6)	(1)%
Finance and insurance, net	305.1	316.0	(10.9)	(3)%
TOTAL REVENUE	7,131.8	7,210.3	(78.5)	(1)%
GROSS PROFIT:
New vehicle	218.5	159.5	59.0	37%
Used vehicle:
Retail	145.3	133.1	12.2	9%
Wholesale	11.3	1.0	10.3	NM
Total used vehicle	156.6	134.1	22.5	17%
Parts and service	543.2	559.3	(16.1)	(3)%
Finance and insurance, net	305.1	316.0	(10.9)	(3)%
TOTAL GROSS PROFIT	1,223.4	1,168.9	54.5	5%
OPERATING EXPENSES:
Selling, general and administrative	781.9	799.8	(17.9)	(2)%
Depreciation and amortization	38.5	36.2	2.3	6%
Franchise rights impairment	23.0	7.1	15.9	NM
Other operating expense, net	9.2	0.8	8.4	NM
INCOME FROM OPERATIONS	370.8	325.0	45.8	14%
OTHER EXPENSES (INCOME):
Floor plan interest expense	17.7	37.9	(20.2)	(53)%
Other interest expense, net	56.7	54.9	1.8	3%
Loss on extinguishment of long-term debt, net	20.6	—	20.6	—%
Gain on dealership divestitures, net	(62.3)	(11.7)	(50.6)	NM
Total other expenses, net	32.7	81.1	(48.4)	(60)%
INCOME BEFORE INCOME TAXES	338.1	243.9	94.2	39%
Income tax expense	83.7	59.5	24.2	41%
NET INCOME	$254.4	$184.4	$70.0	38%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$13.25	$9.65	$3.60	37%
Diluted—
Net income	$13.18	$9.55	$3.63	38%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.2	19.1	0.1
Restricted stock	—	0.1	(0.1)
Performance share units	0.1	0.1	—
Diluted	19.3	19.3	—
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)		% Change
	2020	2019
Unit sales
New vehicle:
Luxury	25,259	23,988	1,271		5%
Import	52,201	61,420	(9,219)		(15)%
Domestic	17,705	19,835	(2,130)		(11)%
Total new vehicle	95,165	105,243	(10,078)		(10)%
Used vehicle retail	80,537	88,602	(8,065)		(9)%
Used to new ratio	84.6%	84.2%	40 bps
Average selling price
New vehicle	$39,588	$36,708	$2,880		8%
Used vehicle retail	23,964	21,910	2,054		9%
Average gross profit per unit
New vehicle:
Luxury	$4,501	$3,473	$1,028		30%
Import	1,144	685	459		67%
Domestic	2,547	1,719	828		48%
Total new vehicle	2,296	1,516	780		51%
Used vehicle retail	1,804	1,502	302		20%
Finance and insurance, net	1,736	1,630	106		7%
Front end yield (1)	3,807	3,140	667		21%
Gross margin
New vehicle:
Luxury	7.8%	6.3%	150 bps
Import	3.9%	2.4%	150 bps
Domestic	5.9%	4.3%	160 bps
Total new vehicle	5.8%	4.1%	170 bps
Used vehicle retail	7.5%	6.9%	60 bps
Parts and service	61.0%	62.2%	(120) bps
Total gross profit margin	17.2%	16.2%	100 bps
SG&A metrics
Rent expense	$32.2	$27.1	$5.1		19%
SG&A as a percentage of gross profit	63.9%	68.4%	(450) bps
SG&A, excluding rent expense as a percentage of gross profit	61.3%	66.1%	(480) bps
Adjusted SG&A as a percentage of gross profit	63.8%	68.4%	(460) bps
Operating metrics
Income from operations as a percentage of revenue	5.2%	4.5%	70	bps
Income from operations as a percentage of gross profit	30.3%	27.8%	250	bps
Adjusted income from operations as a percentage of revenue	5.7%	4.6%	110	bps
Adjusted income from operations as a percentage of gross profit	33.1%	28.6%	450 bps
Revenue mix
New vehicle	52.8%	53.6%
Used vehicle retail	27.0%	26.9%
Used vehicle wholesale	3.4%	2.6%
Parts and service	12.5%	12.5%
Finance and insurance	4.3%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	17.9%	13.6%
Used vehicle retail	11.9%	11.5%
Used vehicle wholesale	0.9%	0.1%
Parts and service	44.4%	47.8%
Finance and insurance	24.9%	27.0%
Total gross profit	100.0%	100.0%
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2020	2019
Revenue
New vehicle:
Luxury	$1,126.3	$1,271.2	$(144.9)	(11)%
Import	1,472.7	1,602.5	(129.8)	(8)%
Domestic	648.1	690.5	(42.4)	(6)%
Total new vehicle	3,247.1	3,564.2	(317.1)	(9)%
Used Vehicle:
Retail	1,685.8	1,772.4	(86.6)	(5)%
Wholesale	190.7	175.5	15.2	9%
Total used vehicle	1,876.5	1,947.9	(71.4)	(4)%
Parts and service	775.4	840.0	(64.6)	(8)%
Finance and insurance, net	279.4	292.3	(12.9)	(4)%
Total revenue	$6,178.4	$6,644.4	$(466.0)	(7)%

Gross profit
New vehicle:
Luxury	$81.8	$80.1	$1.7	2%
Import	56.3	39.1	17.2	44%
Domestic	37.8	28.8	9.0	31%
Total new vehicle	175.9	148.0	27.9	19%
Used Vehicle:
Retail	127.4	124.1	3.3	3%
Wholesale	9.1	1.6	7.5	NM
Total used vehicle	136.5	125.7	10.8	9%
Parts and service:
Customer pay	269.5	298.7	(29.2)	(10)%
Warranty	76.7	83.4	(6.7)	(8)%
Wholesale parts	19.7	21.8	(2.1)	(10)%
Parts and service, excluding reconditioning and preparation	365.9	403.9	(38.0)	(9)%
Reconditioning and preparation	104.9	118.4	(13.5)	(11)%
Total parts and service	470.8	522.3	(51.5)	(10)%
Finance and insurance	279.4	292.3	(12.9)	(4)%
Total gross profit	$1,062.6	$1,088.3	$(25.7)	(2)%

SG&A expense	$692.3	$746.9	$(54.6)	(7)%
SG&A expense as a percentage of gross profit	65.2%	68.6%	(340) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2020	2019
Unit sales
New vehicle:
Luxury	20,009	23,085	(3,076)	(13)%
Import	49,744	56,707	(6,963)	(12)%
Domestic	15,156	17,205	(2,049)	(12)%
Total new vehicle	84,909	96,997	(12,088)	(12)%
Used vehicle retail	72,468	80,717	(8,249)	(10)%
Used to new ratio	85.3%	83.2%	210 bps

Average selling price
New vehicle	$38,242	$36,745	$1,497	4%
Used vehicle retail	23,263	21,958	1,305	6%

Average gross profit per unit
New vehicle:
Luxury	$4,088	$3,470	$618	18%
Import	1,132	690	442	64%
Domestic	2,494	1,674	820	49%
Total new vehicle	2,072	1,526	546	36%
Used vehicle retail	1,758	1,537	221	14%
Finance and insurance, net	1,775	1,645	130	8%
Front end yield (1)	3,703	3,176	527	17%

Gross margin
New vehicle:
Luxury	7.3%	6.3%	100 bps
Import	3.8%	2.4%	140 bps
Domestic	5.8%	4.2%	160 bps
Total new vehicle	5.4%	4.2%	120 bps
Used vehicle retail	7.6%	7.0%	60 bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.2%	48.1%	(90) bps
Parts and service, including reconditioning and preparation	60.7%	62.2%	(150) bps
Total gross profit margin	17.2%	16.4%	80 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures (In millions)
(Unaudited)

	December 31, 2020	December 31, 2019	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$1.4	$3.5	$(2.1)	(60)%
New vehicle inventory (a)	640.0	802.6	(162.6)	(20)%
Used vehicle inventory (b)	188.5	140.1	48.4	35%
Parts inventory (c)	46.7	42.3	4.4	10%
Total current assets	1,405.7	1,602.6	(196.9)	(12)%
Floor plan notes payable (d)	702.2	788.0	(85.8)	(11)%
Total current liabilities	1,223.4	1,247.0	(23.6)	(2)%
CAPITALIZATION:
Long-term debt (including current portion) (e)	$1,201.8	$939.4	$262.4	28%
Shareholders' equity	905.5	646.3	259.2	40%
Total	$2,107.3	$1,585.7	$521.6	33%
_____________________________
(a) Excluding $56.3 million of new vehicle inventory classified as Assets held for sale as of December 31, 2019
(b) Excluding $8.6 million of used vehicle inventory classified as Assets held for sale as of December 31, 2019
(c) Excluding $2.8 million of parts inventory classified as Assets held for sale as of December 31, 2019
(d) Excluding $62.8 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of December 31, 2019
(e) Excluding $8.9 million and $28.1 million of Long-term debt classified as Liabilities associated with assets held for sale as of December 31, 2020 and December 31, 2019, respectively

	December 31, 2020	September 30, 2020	December 31, 2019
DAYS SUPPLY
New vehicle inventory	40	47	66
Used vehicle inventory	31	35	29
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand-

	For the Twelve Months Ended December 31,
	2020	2019
Luxury:
Mercedes-Benz	10%	7%
Lexus	9%	7%
BMW	6%	6%
Acura	4%	4%
Infiniti	2%	3%
Other luxury	8%	7%
Total luxury	39%	34%
Imports:
Honda	16%	18%
Toyota	12%	13%
Nissan	5%	8%
Other imports	8%	6%
Total imports	41%	45%
Domestic:
Ford	8%	9%
Chevrolet	5%	6%
Dodge	4%	3%
Other domestics	3%	3%
Total domestic	20%	21%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Pro forma adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," " Adjusted operating margins," and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Twelve Months Ended
	December 31, 2020	September 30, 2020
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$1,201.8	$1,223.8
Debt included in Liabilities held for sale	8.9	16.6
Cash and floor plan offset	(86.8)	(43.9)
Availability under our used vehicle revolving floor plan facility	(137.8)	(103.7)
Adjusted long-term net debt	$986.1	$1,092.8

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$254.4	$208.9

Depreciation and amortization	38.5	38.5
Income tax expense	83.7	66.7
Swap and other interest expense	57.6	56.3
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$434.2	$370.4

Non-core items - expense (income):
Gain on dealership divestitures	$(62.3)	$(58.4)
Legal settlements	(2.1)	(2.7)
Gain on sale of real estate	(0.3)	(0.3)
Franchise rights impairment	23.0	30.1
Real estate-related charges	0.7	1.3
Park Place related costs	12.9	12.9
Loss on debt extinguishment	20.7	20.7
Total non-core items	(7.4)	3.6

Adjusted EBITDA	$426.8	$374.0

Pro forma impact of acquisitions and divestitures on EBITDA	$53.1	$77.5
Pro forma Adjusted EBITDA	$479.9	$451.5

Pro forma Adjusted net leverage ratio	2.1	2.4

	For the Three Months Ended December 31,
	2020	2019
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$134.5	$79.1
Franchise rights impairment	—	7.1
Legal settlements	—	(0.6)
Real estate-related charges	—	0.6
Adjusted income from operations	$134.5	$86.2

Adjusted net income:
Net income	$89.1	$43.6

Non-core items - (income) expense:
Franchise rights impairment	—	7.1
Gain on dealership divestiture	(3.9)	—
Legal settlements	—	(0.6)
Real estate-related charges	—	0.6
Income tax effect on non-core items above	1.0	(1.8)
Total non-core items	(2.9)	5.3
Adjusted net income	$86.2	$48.9

Adjusted diluted earnings per share (EPS):
Diluted EPS	$4.59	$2.26

Total non-core items	(0.15)	0.27
Adjusted diluted EPS	$4.44	$2.53

Weighted average common shares outstanding - diluted	19.4	19.3

	For the Twelve Months Ended December 31,
	2020	2019
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$370.8	$325.0
Legal settlements	(2.1)	(0.6)
Gain on sale of real estate	(0.3)	(0.3)
Real estate-related charges	0.7	0.6
Park Place related costs	11.6	—
Park Place acquisition costs	1.3	—
Franchise rights impairment	23.0	7.1
Fixed assets write-off	—	2.4
Adjusted income from operations	$405.0	$334.2

Adjusted net income:
Net income	$254.4	$184.4

Non-core items - (income) expense:
Gain on dealership divestitures	(62.3)	(11.7)
Legal settlements	(2.1)	(0.6)
Gain on sale of real estate	(0.3)	(0.3)
Real estate-related charges	0.7	0.6
Park Place related costs	11.6	—
Park Place acquisition costs	1.3	—
Loss on extinguishment of debt	20.7	—
Franchise rights impairment	23.0	7.1
Fixed assets write-off	—	2.4
Income tax effect on non-core items above	1.9	0.6
Total non-core items	(5.5)	(1.9)
Adjusted net income	$248.9	$182.5

Adjusted diluted earnings per share (EPS):
Diluted EPS	$13.18	$9.55

Total non-core items	(0.28)	(0.09)
Adjusted diluted EPS	$12.90	$9.46

Weighted average common shares outstanding - diluted	19.3	19.3

Adjusted Selling, general, and administrative expense:
Selling, general, and administrative expense	$781.9	$799.8
Park Place related acquisition costs	(1.3)	—
Adjusted Selling, general, and administrative expense:	$780.6	$799.8